Exhibit 5.1

100 LIGHT STREET
BALTIMORE, MARYLAND 21202
PHONE: 410-685-1120
FAX: 410-547-0699
www.bakerdonelson.com

April 5, 2021

Sun Communities, Inc.

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Re:    Sun Communities, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration for resale by selling stockholders named in a supplement to the prospectus (the “Prospectus Supplement”) to the Company’s registration statement on Form S-3 (the “Registration Statement”), File No. 333-255020, filed on April 2, 2021 with the U.S. Securities and Exchange Commission (the “SEC”) relating to the registration by the Company, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of 2,623,641 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), 691,101 of which are issuable upon exchange of Series A-1 Preferred OP Units (the “Series A-1 Units”) issued by Sun Communities Operating Limited Partnership, a Michigan limited partnership (“SCOLP”), 74,915 of which are issuable upon exchange of Series A-3 Preferred OP Units (the “Series A-3 Units”) issued by SCOLP, 338,150 of which are issuable upon exchange of Series C Preferred OP Units (the “Series C Units”) issued by SCOLP, 391,166 of which are issuable upon exchange of Series D Preferred OP Units (the “Series D Units”) issued by SCOLP, 56,249 of which are issuable upon exchange of Series F Preferred OP Units (the “Series F Units”) issued by SCOLP, 155,305 of which are issuable upon exchange of Series G Preferred OP Units (the “Series G Units”) issued by SCOLP, 354,520 of which are issuable upon exchange of Series H Preferred OP Units (the “Series H Units”) issued by SCOLP, and 562,235 of which are issuable upon exchange of Series I Preferred OP Units (the “Series I Units” and, together with the Series A-1 Units, the Series A-3 Units, the Series C Units, the Series D Units, the Series F Units, the Series G Units, and the Series H Units, the “Units”) issued by SCOLP.

The Prospectus Supplement, along with the prospectus (the “Prospectus”) included in the Registration Statement, will be furnished to potential purchasers of the Shares to be offered for sale by the selling stockholders named in the Prospectus Supplement. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

Sun Communities, Inc.

April 5, 2021

A.    the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Charter Documents”);

B.    the Third Amended and Restated Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Bylaws”);

C.    the Registration Statement, including the Prospectus, and the Prospectus Supplement in the forms in which they were filed with the SEC;

D.    consent resolutions adopted by the Board of Directors of the Company regarding certain matters addressed in this opinion, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Resolutions”);

E.    a certificate of the Maryland State Department of Assessments and Taxation dated April 2, 2021 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

F.    a certificate of the Company regarding certain matters related to the issuance of the Units and the Shares, and certain other factual matters (the “Certificate”);

G.    the Fourth Amended and Restated Agreement of Limited Partnership of SCOLP, as amended, as currently in effect (the “Partnership Agreement”); and

H.    such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.

In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents that we have reviewed; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete; (v) that the Charter Documents, the Bylaws, and the Resolutions have not been amended or rescinded; and (vi) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons.

Sun Communities, Inc.

April 5, 2021

We have also assumed that: (i) as of each and every time any of the Units are exchanged for Shares, (a) there will not have occurred any change in the law or the facts affecting the validity of the Shares, and (b) the Charter, the Bylaws, and the Resolutions will not have been amended, repealed, or revoked and will be in full force and effect; (ii) at the time of the issuance of the Shares, the Company or its transfer agent will record in the Company’s stock ledger the name(s) of the persons to whom the Shares are issued; (iii) none of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter Documents; (iv) the Company will remain duly organized, validly existing, and in good standing under Maryland law at the time any Shares are issued; (v) upon the issuance of any Shares upon the exchange of Units, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents; (vi) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient; and (vii) all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the terms of the Series A-1 Units, the Series A-3 Units, the Series C Units, the Series D Units, the Series F Units, the Series G Units, the Series H Units, or the Series I Units, as applicable, and the Partnership Agreement, will be validly issued, fully paid, and nonassessable.

The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion is limited to the matters set forth herein, and no other opinion should be inferred or implied beyond the matters expressly stated.

Sun Communities, Inc.

April 5, 2021

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the filing of the Prospectus Supplement, which is incorporated by reference in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional corporation

By:	/s/ Kenneth B. Abel
Kenneth B. Abel
Authorized Representative